                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated April 14, 1999, accompanying the consolidated financial statements of Intranet Solutions, Inc. appearing in the Annual Report of the Company on Form 10-K for the year ended March 31, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."


                                                       /s/ Grant Thornton LLP

Minneapolis, Minnesota
March 9, 2000